1585 Broadway New York, NY 10036-8299 Telephone 212.969.3000 Fax 212.969.2900	LOS ANGELES WASHINGTON BOSTON BOCA RATON NEWARK NEW ORLEANS PARIS

August 2, 2006

LivePerson, Inc.
462 Seventh Avenue
New York, New York 10018

Ladies and Gentlemen:

We are acting as counsel to LivePerson, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to (A) 4,050,000 shares (the “Proficient Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which will be issued to certain of the Selling Stockholders pursuant to the terms of the definitive Agreement and Plan of Merger, dated as of June 22, 2006 (the “Merger Agreement”), between the Company, Proficient Systems, Inc., Soho Acquisition Corp. and Gregg Freishtat, and (B) 188,250 shares of Common Stock that are issuable upon the exercise of outstanding warrants held by certain of the Selling Stockholders (the “Warrant Shares” and, together with the Proficient Shares, the “Shares”).

In connection with the rendering of this opinion, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company, as amended to date; (ii) the by-laws of the Company, as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Shares; (iv) the Merger Agreement; (v) the Common Stock Purchase Warrant issued to Genesis Select Corp., dated December 11, 2002 (the “2002 Warrant”); (vi) the Notice of Grant of Stock Option issued to Genesis Select Corp., dated May 27, 2004 (the “2004 Warrant” and, together with the 2002 Warrant, the “Warrants”) and (vii) the Registration Statement, together with the exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents.

LivePerson, Inc.
August 2, 2006

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, it is our opinion that, as of the date hereof, (i) the Proficient Shares are duly authorized and, when issued in accordance with the terms of the Merger Agreement and re-sold pursuant to and as described in the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance), will be duly authorized, legally issued, fully paid and non-assessable, and (ii) the Warrant Shares are duly authorized and, when issued in accordance with the terms of the Warrants, and re-sold pursuant to and as described in the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance), will be duly authorized, legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.

Very truly yours,

/s/ PROSKAUER ROSE LLP

PROSKAUER ROSE LLP